UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported:  December 6, 2012

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA   94608
(Address of Principal Executive Offices)   (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.           Other Events.

On December 6, 2012, NovaBay Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lazard Capital Markets LLC as representative of the several underwriters listed on Schedule C thereto (the “Underwriters”), relating to the public offering and sale (the “Offering”) of (a) up to 5,900,000 shares of the Company’s common stock and (b) warrants to purchase up to 4,425,000 shares of the Company’s common stock with an exercise price of $1.50 per share.  There is not expected to be any trading market for the warrants issued in the offering contemplated by the Underwriting Agreement.  Each warrant is exercisable immediately upon issuance and will expire one year from the date of issuance.  The price to the public in this offering is $1.25 per share of common stock, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $1.16875 per share.  The net proceeds to the Company are expected to be approximately $6.54 million after deducting underwriting discounts and commissions and estimated offering expenses.  The sale of such shares and warrants is expected to close on December 11, 2012, subject to customary closing conditions.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-180460), including the prospectus dated May 1, 2012 contained therein, as the same has been supplemented.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

In a press release issued on December 6, 2012, the Company announced the pricing of the offering.  A copy of the press release is attached hereto as Exhibits 99.1.  A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and a copy of the Form of Warrant is attached hereto as Exhibit 4.1 and both are incorporated herein by reference.  The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.  A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in this Offering is attached as Exhibit 5.1 hereto.

Item 9.01.           Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 6, 2012
4.1	Form of Warrant
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
99.1	Press Release dated December 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: December 6, 2012

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 6, 2012
4.1	Form of Warrant
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
99.1	Press Release dated December 6, 2012